BANKWELL FINANCIAL GROUP REPORTS RECORD FIRST QUARTER NET INCOME OF $3.0 MILLION, $0.40 EARNINGS PER COMMON SHARE, 9.23% RETURN ON AVERAGE TANGIBLE COMMON EQUITY AND DECLARES SECOND QUARTER DIVIDEND
New Canaan, CT – April 27, 2016 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $3.0 million for the first quarter of 2016. In addition, Bankwell Financial Group, Inc. reached record loan levels at $1.2 billion, driven by strong organic growth.
The Company's Board of Directors declared a $0.05 per share cash dividend, payable May 26, 2016 to shareholders of record on May 16, 2016.
First Quarter 2016 Highlights:
•	Total revenue (net interest income plus non-interest income) reached $12.1 million.
•	Diluted earnings per share were $0.40; an increase of 54% compared to the first quarter of 2015.
•	Tax equivalent net interest margin was 3.54%, compared to 3.89% in the first quarter of 2015.
•	Total non-interest income was $0.7 million, which is 6% of total revenue.
•	The efficiency ratio was 57.7%, compared to 66.0% in the first quarter of 2015.
•	The tangible common equity ratio and tangible book value per share were 9.26% and $17.76, respectively.
•	Total gross loans were $1.2 billion.
•	The allowance for loan losses was $14.8 million and represented 1.34% of total loans, excluding acquired loans.
•	Investment securities totaled $108.5 million and represented 8% of total assets.
•	Total deposits ended the quarter at $1.1 billion.

Notes Bankwell Financial Group CEO, Christopher R. Gruseke:
"Bankwell has begun 2016 with its best financial performance to date.  Despite the headwinds of increased volatility in the financial markets, we recorded net income of $3.0 million, or $0.40 per share for the quarter. We also grew our loan book, organically, by $49.0 million or 4.3% percent during that period. This organic growth was achieved without compromising on credit quality or pricing."
"During the first quarter, we observed competitor pricing at yields which could not possibly generate appropriate returns on capital. We practice a more disciplined approach to loan pricing, and our veteran lending team performed well versus the competition, resulting in a net interest margin of 3.54%. This margin was achieved while maintaining superior asset quality as indicated by our non-performing asset ratio of 0.30% of assets."

"In this low interest rate environment, only the low cost producers will thrive. We continue to look for efficiencies in every aspect of our business, and Bankwell achieved an efficiency ratio of 57.7% for the quarter, compared to 66.0% for the comparable period last year, a figure which puts us ahead of our own strategic plan. While we are quite pleased with this result, the bank plans to continue to invest in infrastructure and people. We expect several personnel additions during the remainder of the year, which will result in a more normalized rate of non-interest expense. Our 2016 plan for the full year remains intact to deliver an improved efficiency ratio over 2015's result of 62.4%."

"Finally, the combination of Bankwell's ability to generate high quality assets, our focus on cost control, and the strength of our team produced a return on average tangible common equity of 9.23%, versus 6.43% for the same period in 2015, demonstrating again this team's commitment to deliver value to our shareholders."

Earnings
Net income for the quarter ended March 31, 2016 was $3.0 million, an increase of 60% compared to the quarter ended March 31, 2015. Revenues (net interest income plus non-interest income) for the quarter ended March 31, 2016 were $12.1 million, an increase of 15% compared to the quarter ended March 31, 2015. Net interest income for the quarter ended March 31, 2016 was $11.4 million, an increase of 15% compared to the quarter ended March 31, 2015. Our strong net income, revenues and net interest income was fueled by record earning asset growth.
Basic and diluted earnings per share for the quarter ended March 31, 2016 was $0.40, compared to $0.26 for the quarter ended March 31, 2015.
The Company continues to focus on expense control as indicated by our improving efficiency ratio. The Company's efficiency ratio for the quarters ended March 31, 2016 and March 31, 2015 were 57.7% and 66.0%, respectively.
Noninterest Income and Expense
Noninterest income increased $73 thousand to $0.7 million for the three months ended March 31, 2016 compared to the three months ended March 31, 2015. The increase in noninterest income was primarily driven by an increase in service charges and fees on checking accounts, increased ATM and debit card fees, and an increase in other income as a result of income recognized on the early pay-off of purchased credit impaired loans.
Noninterest expense increased only 1.5% for the three months ended March 31, 2016 compared to the three months ended March 31, 2015. The increase was primarily driven by an increase in data processing and foreclosed real estate, offset by a decrease in salaries and employee benefits. Salaries and employee benefits decreased $151 thousand to $3.8 million for the three months ended March 31, 2016 compared to the three months ended March 31, 2015 as a result of an increase in open positions.
Financial Condition
Assets totaled $1.4 billion at March 31, 2016, an annualized increase of 27% compared to assets of $1.3 billion at December 31, 2015. This increase reflects strong organic loan growth. Total gross loans were $1.2 billion at March 31, 2016, an annualized increase of 17% compared to December 31, 2015. Commercial real estate loans have experienced the most significant growth, up by $54.0 million.
Deposits increased to $1.1 billion, an annualized increase of 18% over December 31, 2015, with core deposits (total deposits less time deposits) showing an annualized increase of 6% over December 31, 2015 to $619.0 million primarily reflecting increases in money market and NOW accounts.
Asset Quality
Asset quality remained exceptionally strong at March 31, 2016.  Non-performing assets as a percentage of total assets was 0.30% at March 31, 2016, down from 0.38% at December 31, 2015.  The allowance for loan losses at March 31, 2016 was $14.8 million, representing 1.34% of total loans, excluding acquired loans.

Capital
Shareholders' equity totaled $134.5 million as of March 31, 2016, an increase of $2.7 million compared to December 31, 2015, primarily a result of net income for the quarter ended March 31, 2016 of $3.0 million. As of March 31, 2016, the tangible common equity ratio and tangible book value per share were 9.26% and $17.76, respectively.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking and lending needs of residents and businesses throughout Fairfield and New Haven Counties, CT.  For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Ernest J. Verrico Sr., Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)
	March 31,	December 31,	March 31,
	2016	2015	2015
Assets
Cash and due from banks	$ 69,512	$ 49,562	$ 19,428
Federal funds sold	3,194	39,035	-
Cash and cash equivalents	72,706	88,597	19,428

Held to maturity investment securities, at amortized cost	17,010	10,226	11,398
Available for sale investment securities, at fair value	91,528	40,581	50,736
Loans receivable (net of allowance for loan losses of $14,810,
$14,169 and $11,596 at March 31, 2016, December 31, 2015 and
March 31, 2015, respectively)	1,177,905	1,129,748	964,034
Foreclosed real estate	878	1,248	830
Accrued interest receivable	4,370	4,071	3,342
Federal Home Loan Bank stock, at cost	7,158	6,554	6,794
Premises and equipment, net	10,830	11,163	12,120
Bank-owned life insurance	23,929	23,755	23,211
Goodwill	2,589	2,589	2,589
Other intangible assets	612	652	797
Deferred income taxes, net	8,677	8,337	7,436
Other assets	1,881	2,851	1,748
Total assets	$ 1,420,073	$ 1,330,372	$ 1,104,463

Liabilities & Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$ 165,968	$ 164,553	$ 142,920
Interest-bearing	927,766	882,389	691,783
Total deposits	1,093,734	1,046,942	834,703

Advances from the Federal Home Loan Bank	160,000	120,000	133,000
Subordinated debentures	25,012	25,000	-
Accrued expenses and other liabilities	6,856	6,661	5,352
Total liabilities	1,285,602	1,198,603	973,055

Shareholders' equity
Preferred stock, senior noncumulative perpetual, Series C, no par;
10,980 shares issued and outstanding at March 31, 2015
liquidation value of $1,000 per share.	-	-	10,980
Common stock, no par value; 10,000,000 shares authorized,
7,530,791, 7,516,291 and 7,243,252 shares issued at
March 31, 2016, December 31, 2015 and March 31, 2015, respectively	113,052	112,579	107,765
Retained earnings	21,578	18,963	12,280
Accumulated other comprehensive (loss) income	(159)	227	383
Total shareholders' equity	134,471	131,769	131,408

Total liabilities and shareholders' equity	$ 1,420,073	$ 1,330,372	$ 1,104,463

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Quarter Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Interest and dividend income
Interest and fees on loans	$ 13,283	$ 13,383	$ 10,757
Interest and dividends on securities	684	489	504
Interest on cash and cash equivalents	37	36	12
Total interest income	14,004	13,908	11,273

Interest expense
Interest expense on deposits	1,740	1,776	1,038
Interest on borrowings	866	896	341
Total interest expense	2,606	2,672	1,379

Net interest income	11,398	11,236	9,894

Provision for loan losses	646	354	733

Net interest income after provision for loan losses	10,752	10,882	9,161

Noninterest income
Service charges and fees	245	258	208
Bank owned life insurance	174	178	183
Gains and fees from sales of loans	110	228	89
Gain on sale of foreclosed real estate, net	-	-	18
Other	143	176	101
Total noninterest income	672	840	599

Noninterest expense
Salaries and employee benefits	3,811	4,248	3,962
Occupancy and equipment	1,408	1,312	1,349
Data processing	407	366	336
Professional services	366	414	325
FDIC insurance	169	185	158
Director fees	155	198	148
Marketing	139	278	148
Foreclosed real estate	72	95	5
Amortization of intangibles	40	43	51
Merger and acquisition related expenses	-	2	-
Other	513	540	490
Total noninterest expense	7,080	7,681	6,972

Income before income tax expense	4,344	4,041	2,788

Income tax expense	1,353	1,423	915

Net income	$ 2,991	$ 2,618	$ 1,873

Net income attributable to common shareholders	$ 2,991	$ 2,575	$ 1,846

Earnings Per Common Share:
Basic	$ 0.40	$ 0.35	$ 0.26
Diluted	0.40	0.35	0.26

Weighted Average Common Shares Outstanding:
Basic	7,380,217	7,169,570	7,028,499
Diluted	7,431,747	7,234,431	7,056,141
Dividends per common share	$ 0.05	$ 0.05	$ -

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Performance ratios:
Return on average assets	0.89%	0.78%	0.70%
Return on average stockholders' equity	9.01%	7.68%	5.81%
Return on average tangible common equity	9.23%	7.74%	6.43%
Net interest margin	3.54%	3.63%	3.89%
Efficiency ratio (1)	57.7%	62.4%	66.0%

Net loan charge-offs as a % of average loans	0.00%	0.01%	0.00%

	As of
	March 31, 2016	December 31, 2015	March 31, 2015
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets (2)	12.24%	12.18%	12.08%
Total Capital to Risk-Weighted Assets (2)	13.48%	13.39%	13.26%
Tier I Capital to Risk-Weighted Assets (2)	12.24%	12.18%	12.08%
Tier I Capital to Average Assets (2)	10.85%	10.84%	10.99%
Tangible common equity to tangible assets	9.26%	9.68%	10.63%

Tangible book value per common share (3)	$ 17.76	$ 17.43	$ 16.62

Asset quality:
Nonaccrual loans	$ 3,398	$ 3,791	$ 2,451
Other real estate owned	878	1,248	830
Total non-performing assets	$ 4,276	$ 5,039	$ 3,281

Loans past due 90 days and still accruing	$ 89	$ 1,105	$ 1,671

Nonperforming loans as a % of total loans	0.28%	0.33%	0.25%

Nonperforming assets as a % of total assets	0.30%	0.38%	0.30%

Allowance for loan losses as a % of total loans	1.24%	1.23%	1.18%

Allowance for loan losses as a % of nonperforming loans	435.84%	373.76%	473.11%

(1) Efficiency ratio is defined as noninterest expense, less merger and acquisition related expenses, other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(2)  Represents Bank ratios.

(3) Excludes preferred stock and unvested restricted stock awards of 138,423, 143,323 and 200,962 as of March 31, 2016, December 31, 2015 and March 31, 2015, respectively.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

	March 31,	December 31,	March 31,	Mar 16 vs. Dec 15	Mar 16 vs. Mar 15
Period End Loan Composition	2016	2015	2015	% Change	% Change
Residential Real Estate	$ 184,134	$ 177,184	$ 172,629	3.9%	6.7%
Commercial Real Estate	751,571	697,542	566,119	7.7%	32.8%
Construction	82,528	82,273	68,724	0.3%	20.1%
Home equity	15,789	15,926	18,412	-0.9%	-14.2%
Total Real Estate Loans	1,034,022	972,925	825,884	6.3%	25.2%

Commercial Business	160,903	172,853	150,326	-6.9%	7.0%

Consumer	1,552	1,735	2,437	-10.5%	-36.3%
Total Loans	$ 1,196,477	$ 1,147,513	$ 978,647	4.3%	22.3%

	March 31,	December 31,	March 31,	Mar 16 vs. Dec 15	Mar 16 vs. Mar 15
Period End Deposit Composition	2016	2015	2015	% Change	% Change
Noninterest-bearing demand	$ 165,968	$ 164,553	$ 142,920	0.9%	16.1%
NOW	62,639	51,008	60,990	22.8%	2.7%
Money Market	316,440	296,838	242,917	6.6%	30.3%
Savings	73,987	97,846	86,502	-24.4%	-14.5%
Time	474,700	436,697	301,374	8.7%	57.5%
Total Deposits	$ 1,093,734	$ 1,046,942	$ 834,703	4.5%	31.0%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	March 31,	December 31,	March 31,	Mar 16 vs. Dec 15	Mar 16 vs. Mar 15
	2016	2015	2015	% Change	% Change
Service charges and fees	$ 245	$ 258	$ 208	-5.0%	17.8%
Bank owned life insurance	174	178	183	-2.2%	-4.9%
Gains and fees from sales of loans	110	228	89	-51.8%	23.6%
Gain on sale of foreclosed real estate, net	-	-	18	0.0%	-100.0%
Other	143	176	101	-18.8%	41.6%
Total noninterest income	$ 672	$ 840	$ 599	-20.0%	12.2%

	For the Quarter Ended
Noninterest expense	March 31,	December 31,	March 31,	Mar 16 vs. Dec 15	Mar 16 vs. Mar 15
	2016	2015	2015	% Change	% Change
Salaries and employee benefits	$ 3,811	$ 4,248	$ 3,962	-10.3%	-3.8%
Occupancy and equipment	1,408	1,312	1,349	7.3%	4.4%
Data processing	407	366	336	11.2%	21.1%
Professional services	366	414	325	-11.6%	12.6%
FDIC insurance	169	185	158	-8.6%	7.0%
Director fees	155	198	148	-21.7%	4.7%
Marketing	139	278	148	-50.0%	-6.1%
Foreclosed real estate	72	95	5	-24.2%	1340.0%
Amortization of intangibles	40	43	51	-7.0%	-21.6%
Merger and acquisition related expenses	-	2	-	-100.0%	0.0%
Other	513	540	490	-5.0%	4.7%
Total noninterest expense	$ 7,080	$ 7,681	$ 6,972	-7.8%	1.5%

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	03/31/2016	12/31/2015	03/31/2015
Total Equity	$ 134,471	$ 131,769	$ 131,408
Less:
Preferred stock	-	-	10,980
Goodwill	2,589	2,589	2,589
Other intangibles	612	652	797
Tangible Common Equity	$ 131,270	$ 128,528	$ 117,042

Total Assets	$ 1,420,073	$ 1,330,372	$ 1,104,463
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	612	652	797
Tangible Assets	$ 1,416,872	$ 1,327,131	$ 1,101,077

Tangible Common Equity to Tangible Assets	9.26%	9.68%	10.63%

	As of
Computation of Tangible Book Value per Common Share	03/31/2016	12/31/2015	03/31/2015
Total shareholders' equity	$ 134,471	$ 131,769	$ 131,408
Less:
Preferred stock	-	-	10,980
Common shareholders' equity	134,471	131,769	120,428
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	612	652	797
Tangible common shareholders' equity	131,270	128,528	117,042
Common shares issued	7,530,791	7,516,291	7,243,252
Less:
Shares of unvested restricted stock	138,423	143,323	200,962
Common shares outstanding	7,392,368	7,372,968	7,042,290
Book value per share	$ 18.19	$ 17.87	$ 17.10
Less:
Effects of intangible assets	$ 0.43	$ 0.44	$ 0.48

Tangible Book Value per Common Share	$ 17.76	$ 17.43	$ 16.62

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands, except share data)

	For the Quarter Ended
Computation of Efficiency Ratio	03/31/2016	12/31/2015	03/31/2015
Noninterest expense	$ 7,080	$ 7,681	$ 6,972
Less:
Amortization of intangible assets	40	43	51
Foreclosed real estate expenses	72	95	5
Merger and acquisition expense	-	2	-
Adjusted noninterest expense	$ 6,968	$ 7,541	$ 6,916
Net interest income	$ 11,398	$ 11,236	$ 9,894
Noninterest income	672	840	599
Less:
Gains (losses) on sales of securities	-	-	-
Gains on sale of foreclosed real estate	-	-	18
Adjusted operating revenue	$ 12,070	$ 12,076	$ 10,475

Efficiency ratio	57.7%	62.4%	66.0%

	For the Quarter Ended
Computation of Return on Average Tangible Common Equity	03/31/2016	12/31/2015	03/31/2015
Net Income Attributable to Common Shareholders	$ 2,991	$ 2,575	$ 1,846
Total average shareholders' equity	133,474	135,311	130,812
Less:
Preferred stock	-	-	10,980
Goodwill	2,589	2,589	2,589
Other intangibles	612	652	797
Average tangible common equity	130,273	132,070	116,446

Annualized Return on Average Tangible Common Equity	9.23%	7.74%	6.43%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2016			March 31, 2015
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$ 32,764	$ 37	0.45%	$ 18,868	$ 12	0.25%
Securities (1)	101,987	763	2.99%	66,508	592	3.56%
Loans:
Commercial real estate	712,628	8,325	4.62%	524,215	6,270	4.78%
Residential real estate	177,353	1,596	3.60%	173,304	1,579	3.65%
Construction (2)	86,482	969	4.43%	67,885	794	4.68%
Commercial business	165,987	2,190	5.22%	146,056	1,856	5.08%
Home equity	15,603	157	4.03%	18,067	170	3.82%
Consumer	1,738	21	4.87%	2,806	34	4.85%
Acquired loans (net of mark)	1,431	25	7.15%	3,106	54	7.06%
Total loans	1,161,222	13,283	4.53%	935,439	10,757	4.60%
Federal Home Loan Bank stock	6,560	56	3.44%	6,440	26	1.59%
Total earning assets	1,302,533	$ 14,139	4.29%	1,027,255	$ 11,387	4.43%
Other assets	54,733			52,634
Total assets	$ 1,357,266			$ 1,079,889

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 56,617	38	0.27%	$ 52,568	15	0.11%
Money market	306,105	398	0.52%	229,984	281	0.50%
Savings	82,061	86	0.42%	79,958	86	0.44%
Time	454,312	1,218	1.08%	306,072	656	0.87%
Total interest-bearing deposits	899,095	1,740	0.78%	668,582	1,038	0.63%
Borrowed Money	145,444	866	2.39%	120,217	341	1.15%
Total interest-bearing liabilities	1,044,539	$ 2,606	1.00%	788,799	$ 1,379	0.71%
Noninterest-bearing deposits	172,574			153,674
Other liabilities	6,679			6,604
Total liabilities	1,223,792			949,077
Shareholders' equity	133,474			130,812
Total liabilities and shareholders' equity	$ 1,357,266			$ 1,079,889
Net interest income (3)		$ 11,533			$ 10,008
Interest rate spread			3.29%			3.72%
Net interest margin (4)			3.54%			3.89%

(1) Average balances and yields for securities are based on amortized cost.
(2) Includes commercial and residential real estate construction.
(3) The adjustment for securities and loans taxable equivalency amounted to $135 thousand and $114 thousand, respectively for the three months ended March 31, 2016, and 2015.
(4) Net interest income as a percentage of earning assets.